Ex. 1(a)

                   ALEXANDER HAMILTON LIFE INSURANCE COMPANY
                        BOARD OF DIRECTORS' RESOLUTIONS

                                 regarding the

                      ALEXANDER HAMILTON ANNUITY ACCOUNT

BE IT RESOLVED, That Alexander Hamilton Life Insurance Company (the "Company"), pursuant to Michigan Laws Annotated ss.500.925.A, hereby establishes a separate account, designated "Alexander Hamilton Annuity Account" (hereinafter "Annuity Account"), for the following use and purposes, and subject to such conditions as hereinafter set forth; and FURTHER RESOLVED:

1. That the Annuity Account is established for the purpose of providing for the issuance by the Company of certain variable annuity contracts ("Contracts"), and shall constitute a funding medium to support reserves under such Contracts issued by the Company; and

2. That the assets of the Annuity Account shall be derived from (a) proceeds from the sale of premium from the Contracts, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company or others in connection with operation of the Annuity Account; and

3. That the Company shall maintain in the Annuity Account assets having a value equal to the reserves and other reasonable liabilities and obligations with respect to the Account; and

4. That the Annuity Account shall not be charged with liabilities arising out of other separate accounts or of other business of the Company unless the liabilities have a specific determinable relation to or dependence upon the Annuity Account; and

5. That the income, if any, and gains or losses, realized or unrealized, from assets allocated to the Annuity Account shall, in accordance with the Contracts, be credited to or charged against such Account without regard to other income, gains, or losses of the Company; and

6. That the Annuity Account shall be divided into investment subaccounts, each investment subaccount in the Annuity Account shall invest in the shares of a designated mutual fund portfolio or other appropriate securities, and net premiums under the Contracts shall be allocated to the investment subaccounts in accordance with instructions received from owners of the Contracts; and

7. That the President, any Executive Vice President, any Senior Vice President, any Vice President and the Treasurer, or the Secretary of the Company (the "Officers"), and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in the Annuity Account or in any investment subaccount thereof as may be deemed necessary or appropriate to facilitate the commencement of the Account's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940 (the "1940 Act"); and

8. That the Officers, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and the Annuity Account as deemed necessary or appropriate and consistent with the terms of the Contracts; and

9. That the Officers of the Company be, and hereby are, severally authorized to add or remove any investment subaccount of the Annuity Account or substitute one designated mutual fund or other security for another as it may hereafter deem necessary or appropriate;

10. That the Officers of the Company be, and they hereby are, severally authorized to change the designation of the Annuity Account hereafter to such other designation as may be deemed necessary or appropriate; and

11. That the Officers, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) register the Annuity Account as a unit investment trust under the 1940 Act; (b) register the Contracts or units of interest in the Annuity Account in such amounts, which may be an indefinite amount, as the Officers of the Company shall from time to time deem appropriate under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions which are necessary in connection with the offering of the Contracts for sale and the operation of the Annuity Account in order to comply with the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the 1940 Act or other applicable federal laws as the Officers shall deem necessary or appropriate; and

12. That the Officers, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare and execute any necessary agreements to enable the Annuity Account to invest or reinvest its assets in securities issued by mutual funds or in other appropriate securities as such Officers may designate pursuant to the provisions of the Contracts; and

13. That the Officers, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Annuity Account, and by the Company as sponsor and depositor, a Notification of Registration on Form N-8A, a registration statement registering the Account as an investment company under the 1940 Act and the Contracts or units of interest in the Annuity Account under the 1933 Act, any exemptive applications and any and all amendments to the foregoing on behalf of the Annuity Account and the Company and on behalf of an as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal account officer and/or any other officer of the Company; and

14. That Paul R. Shay, Senior Vice President and General Counsel, is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

15. That the Officers, and each of them, will full power to act without the others, hereby are severally authorized on behalf of the Annuity Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, it officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of American or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such Officers of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the Officers deem it to be in the best interest of the Annuity Account and the Company; and

16. That the Officers, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of the Annuity Account and the Company to execute and file irrevocable written consents on the part of the Annuity Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with the registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Annuity Account and of the Company for the purpose of receiving and accepting process; and

17. That the Officers, and each of them, with full power to act without the others, be, and hereby are, severally authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by the Annuity Account; and

18. That the Officers, and each of them, with full power to act without the others, be, and hereby are, severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.


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

ACTION BY UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
January 24, 1994


/s/ Kirk A. Anderson                         /s/ Glen E. Hobart
--------------------------                   -------------------------------
Kirk A. Anderson                             Glen E. Hobart


                                             /s/ Marvin L. Maynard
--------------------------                   -------------------------------
Richard E. Beighton                          Marvin L. Maynard


/s/ Frederick L. Blackmon                    /s/ James T. Ponder
--------------------------                   -------------------------------
Frederick L. Blackmon                        James T. Ponder


/s/ George A. Cooke
--------------------------                   -------------------------------
George A. Cooke                              Joseph W. Saunders


/s/ Gary D. Gilmer                           /s/ Paul R. Shay
--------------------------                   -------------------------------
Gary D. Gilmer                               Paul R. Shay


/s/ Richard H. Headlee                       /s/ Lawrence D. Taylor
--------------------------                   -------------------------------
Richard H. Headlee                           Lawrence D. Taylor

ACTION BY UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
January 24, 1994


--------------------------                   -------------------------------
Kirk A. Anderson                             Glen E. Hobart


/s/ Richard E. Beighton
--------------------------                   -------------------------------
Richard E. Beighton                          Marvin L. Maynard


--------------------------                   -------------------------------
Frederick L. Blackmon                        James T. Ponder


--------------------------                   -------------------------------
George A. Cooke                              Joseph W. Saunders


--------------------------                   -------------------------------
Gary D. Gilmer                               Richard E. Shaffer


--------------------------                   -------------------------------
Richard H. Headlee                           Paul R. Shay


                                             -------------------------------
                                             Lawrence D. Taylor

ACTION BY UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
January 24, 1994


--------------------------                   -------------------------------
Kirk A. Anderson                             Glen E. Hobart


--------------------------                   -------------------------------
Richard E. Beighton                          Marvin L. Maynard


--------------------------                   -------------------------------
Frederick L. Blackmon                        James T. Ponder


                                             /s/ Joseph W. Saunders
--------------------------                   -------------------------------
George A. Cooke                              Joseph W. Saunders


--------------------------                   -------------------------------
Gary D. Gilmer                               Richard E. Shaffer


--------------------------                   -------------------------------
Richard H. Headlee                           Paul R. Shay


                                             -------------------------------
                                             Lawrence D. Taylor